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                                                                      EXHIBIT 21

                                   AUGAT INC.
                           SUBSIDIARIES OF REGISTRANT

     The subsidiaries listed below have been included in the consolidated financial statements filed herewith.

                                                                    JURISDICTION OF     PERCENTAGE
                  SUBSIDIARIES OF THE REGISTRANT                     INCORPORATION        OWNED
------------------------------------------------------------------  ---------------     ----------
Augat Components GmbH.............................................  Germany                 100
Augat AB..........................................................  Sweden                  100
Augat AG..........................................................  Switzerland             100
Augat Communication Products Inc..................................  Washington              100
Augat Canada Inc..................................................  Canada                  100
Augat International Ltd...........................................  Virgin Islands          100
Augat KK..........................................................  Japan                   100
Augat Limited.....................................................  England                 100
Augat PTE Limited.................................................  Singapore               100
Augat Pty Limited.................................................  Australia               100
Augat Realty Inc..................................................  Massachusetts           100
Augat SA..........................................................  France                  100
Augat SA de CV....................................................  Mexico                  100
Augat SRL.........................................................  Italy                   100
Augat Wiring Systems Inc..........................................  Alabama                 100
AUG-ISO Inc.......................................................  New Jersey              100
Augat Manufacturing SA............................................  Switzerland             100
LRC Electronics, Inc..............................................  New York                100
Reliable Electronic Finishing Company, Inc........................  Massachusetts           100
Augat Photon Systems Inc..........................................  Canada                  100
Elastomeric Technologies Inc......................................  Pennsylvania            100

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